Registration No. 333-62319
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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                         POST-EFFECTIVE AMENDMENT No. 1
                                       to
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                               GRIFFON CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                   11-1893410
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

100 Jericho Quadrangle, Jericho,  New York                 11753
(Address of principal executive offices)                (Zip Code)

                             1998 STOCK OPTION PLAN
                  SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN
             1998 EMPLOYEE & DIRECTOR STOCK OPTION PLAN, AS AMENDED

                            (Full title of the plans)

                           Robert Balemian, President
                               Griffon Corporation
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                     (Name and address of agent for service)

                                 (516) 938-5544
          (Telephone number, including area code, of agent for service)
                            ------------------------
                                    copy to:
                            David H. Lieberman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820
                            ------------------------
                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
Title of Each                                                 Proposed Maximum          Proposed Maximum
Class of Securities                  Amount to be             Offering                  Aggregate             Amount of
to be Registered                     Registered (1)           Price Per Share (2)       Offering Price (2)    Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock,                        1,000,000 shs.(3)(6)                                                           (6)
par value $.25
per share together with
the associated Preferred
Share Purchase Rights

Common Stock,                        500,000 shs.(4)(6)                                                             (6)
par value $.25
per share together with
the associated Preferred
Share Purchase Rights

Common Stock,                        1,750,000 shs.(5)(6)           $7.50                    $13,125,000            $834(6)
par value $.25
per share together with
the associated Preferred
Share Purchase Rights
-------------------------------------------------------------------------------------------------------------------------------

(1) The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the plans.
(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company's Common Stock reported on the consolidated reporting system on April 19, 1999, pursuant to Rule 457.
(3) Represents shares of Common Stock issuable under the Griffon Corporation 1998 Stock Option Plan.
(4) Represents shares of Common Stock issuable under the Griffon Corporation Senior Management Incentive Compensation Plan.
(5) Represents shares of Common Stock issuable under the Griffon Corporation 1998 Employee & Director Stock Option Plan, as amended.
(6) Registration fees of $3,033, $1,517 and $4,094, respectively were previously paid with respect to the registration of the 1,000,000 shares issuable under the Griffon Corporation 1998 Stock Option Plan, the 500,000 shares issuable under the Griffon Corporation Senior Management Incentive Compensation Plan and 1,350,000 shares of Common Stock issuable under the Griffon Corporation 1998 Employee & Director Stock Option Plan, prior to this amendment. Pursuant to Rule 457, a registration fee of $834 is payable with respect to the additional 400,000 shares of Common Stock issuable under the Griffon Corporation 1998 Employee & Director Stock Option Plan, as amended.
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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     This Post-Effective Amendment No. 1 to Registration Statement No. 333-62319 on Form S-8 is being filed to register an additional 400,000 shares of Common Stock available for issuance under the Registrant's 1998 Employee and Director Stock Option Plan, as amended. An initial Registration Statement on Form S-8 (Registration Statement No. 333-62319) was previously filed with respect to that plan and the Registrant's 1998 Stock Option Plan and Senior Management Incentive Compensation Plan. The contents of such earlier Registration Statement No. 333-62319 are hereby incorporated by reference.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference
(except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Griffon Corporation, 100 Jericho Quadrangle, Suite 224, Jericho, New York 11753, (516) 938-5544.


Item 8. Exhibits.
        --------

     4.1  1998 Stock Option Plan.*
     4.2  Senior Management Incentive Compensation Plan.*
     4.3  1998 Employee & Director Stock Option Plan, as amended.
     5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.
     23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5.
     23.2 Consent of Arthur Andersen LLP.
     24   Powers of Attorney - included in signature page hereof.

---------------------------
 * previously filed

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jericho, New York on the 30 day of April 1999.

                                         GRIFFON CORPORATION

                                         By: /s/Harvey R. Blau
                                             -------------------------------
                                                Harvey R. Blau
                                                Chairman of the Board
                                                (Principal Executive Officer)

                        POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed on the 30th day of April 1999 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Harvey R. Blau and Robert Balemian, and each of them acting individually, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities indicated below which they or either of them may deem necessary or advisable to enable Griffon Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Signature                        Title
        ---------                        -----
/s/Harvey R. Blau                        Chairman of the Board
   Harvey R. Blau                        (Principal Executive Officer)

/s/Robert Balemian                       President and Director
   Robert Balemian                       (Principal Financial Officer)

/s/Patrick Alesia                        Vice President and Treasurer
   Patrick Alesia                        (Principal Accounting Officer)

/s/Henry A. Alpert                       Director
   Henry A. Alpert

/s/Bertrand M. Bell                      Director
   Bertrand M. Bell

----------------------                   Director
   Robert Bradley

/s/Abraham M. Buchman                    Director
   Abraham M. Buchman

/s/Clarence A. Hill, Jr.                 Director
   Clarence A. Hill, Jr.

/s/Ronald J. Kramer                      Director
   Ronald J. Kramer

/s/James W. Stansberry                   Director
   James W. Stansberry

/s/Martin S. Sussman                     Director
   Martin S. Sussman

----------------------                   Director
   William H. Waldorf

/s/Lester L. Wolff                       Director
   Lester L. Wolff